Exhibit 11.1

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended
	June 17, 2006		June 18, 2005
	Diluted	Basic	Diluted	Basic
Net income	$246.2	$246.2	$134.0	$134.0

Weighted average common shares outstanding	447.5	447.5	447.5	447.5

Common share equivalents	1.9		2.6

Weighted average shares outstanding	449.4		450.1

Earnings per share	$0.55	$0.55	$0.30	$0.30

Calculation of common share equivalents:

Options to purchase common shares	9.0		19.6
Common shares assumed purchased with potential proceeds	(7.1)		(17.0)

Common share equivalents	1.9		2.6

Calculation of common shares assumed purchased with potential proceeds:

Potential proceeds from exercise of options to purchase common shares	$174.1		$361.9
Common stock price used under the treasury stock method	$24.43		$21.29
Common shares assumed purchased with potential proceeds	7.1		17.0

Anti-dilutive shares totaling 30.7 million in 2006 and 14.5 million in 2005 have been excluded from diluted weighted average shares outstanding.

SAFEWAY INC. AND SUBSIDIARIES

Computation of Earnings Per Share

(In millions, except per-share amounts)

(Unaudited)

	24 Weeks Ended
	June 17, 2006		June 18, 2005
	Diluted	Basic	Diluted	Basic
Net income	$389.1	$389.1	$265.3	$265.3

Weighted average common shares outstanding	448.3	448.3	447.2	447.2

Common share equivalents	1.9		2.0

Weighted average shares outstanding	450.2		449.2

Earnings per share	$0.86	$0.87	$0.59	$0.59

Calculation of common share equivalents:
Options to purchase common shares	8.7		8.1
Common shares assumed purchased with potential proceeds	(6.8)		(6.1)

Common share equivalents	1.9		2.0

Calculation of common shares assumed purchased with potential proceeds:
Potential proceeds from exercise of options to purchase common shares	$166.0		$122.5
Common stock price used under the treasury stock method	$24.26		$19.97
Common shares assumed purchased with potential proceeds	6.8		6.1

Anti-dilutive shares totaling 29.6 million in 2006 and 22.0 million in 2005 have been excluded from diluted weighted average shares outstanding.